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                                                                    EXHIBIT 5.1

                                   May 1, 2001



Lattice Semiconductor Corporation
5555 N.E. Moore Court
Hillsboro, Oregon 97124-6421

         RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 2, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 223,276 shares (the "Shares") of your Common Stock reserved for issuance pursuant to the Integrated Intellectual Property, Inc. 1997 Stock Plan and Integrated Intellectual Property, Inc. 2001 Stock Plan (the "Plans"). You assumed the outstanding options under the Plans in connection with your acquisition of Integrated Intellectual Property, Inc., a California corporation (the "Company"), pursuant to an Agreement and Plan of Reorganization, dated as of February 22, 2001, among you, Italy Acquisition Corporation, the Company and Milan C. Gandhi, as amended by a First Amendment, dated as of March 15, 2001. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares under the Plans.

         It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                Very truly yours,


                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation

                                /s/  WILSON SONSINI GOODRICH & ROSATI